Exhibit 10.1

BLUEGREEN VACATIONS HOLDING CORPORATION

2021 INCENTIVE PLAN

1. PURPOSES.  The purpose of this Bluegreen Vacations Holding Corporation 2021 Incentive Plan (this “Plan”) is to attract, retain and motivate officers and other employees of Bluegreen Vacations Holding Corporation, a Florida corporation (the “Company”), or its Subsidiaries or Affiliates (as hereinafter defined), as well as directors and other individuals who perform services for the Company or its Subsidiaries or Affiliates, to compensate them for their services, to encourage ownership by them of stock of the Company, to align their interests with those of shareholders in the creation of long-term value, and to promote the success and profitability of the Company’s business.

2. DEFINITIONS. As used herein, the following definitions shall apply:

2.1 “Affiliate” shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

2.2 “Award Notice” shall mean, with respect to a particular Restricted Stock Award, a written instrument signed by the Company and the recipient of the Restricted Stock Award evidencing the Restricted Stock Award and establishing the terms and conditions thereof.

2.3 “Award Recipient” shall mean the recipient of a Restricted Stock Award or Performance-Based Cash Award.

2.4 “Beneficiary” shall mean the Person designated by an Award Recipient to receive any Shares subject to a Restricted Stock Award made to such Award Recipient that become distributable following the Award Recipient’s death.

2.5 “Board of Directors” shall mean the Board of Directors of the Company.
2.6 “Class A Common Stock” shall mean the Class A Common Stock, par value $0.01 per share, of the Company.
2.7 “Class B Common Stock” shall mean the Class B Common Stock, par value $0.01 per share, of the Company.
2.8 “Code” shall mean the Internal Revenue Code of 1986, as amended.
2.9 “Committee” shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of this Plan.
2.10 “Common Stock” shall mean, collectively, the Class A Common Stock and Class B Common Stock.
2.11 “Company” shall mean Bluegreen Vacations Holding Corporation, a Florida corporation, and its successors and assigns.

2.12 “Continuous Status as an Employee” shall mean, subject to the following sentence, the absence of any interruption or termination of service as an Employee. Notwithstanding the foregoing, “Continuous Status as an Employee” with respect to a particular individual shall not be considered (i) interrupted in the case of such individual’s absence due to sick leave, military leave, or any other leave of absence approved by the Board of Directors or the Committee or (ii) terminated or interrupted if such individual (A) is hired or re-hired as an Employee of the Company or any Parent, Subsidiary or Affiliate of the Company within a period of three (3) months following the termination of his or her employment or (B) continues to serve as a director of the Company or any Parent, Subsidiary or Affiliate of the Company notwithstanding the termination of his or her employment, or is appointed or re-appointed to serve as a director of the Company or any Parent, Subsidiary or Affiliate of the Company within a period of three (3) months following the termination of his or her employment. If an individual remains in “Continuous Status as an Employee” solely by reason of satisfaction of any of the events specified in clause (ii) of the preceding sentence, any time-based vesting criteria with respect to an Option previously granted to the individual shall be tolled for the period of time during which he or she was not an Employee or director of the Company or any Parent, Subsidiary or Affiliate of the Company.

2.13 “Covered Employee” shall mean, for any taxable year of the Company, a person who is, or who the Committee determines is reasonably likely to be, a “covered employee” (within the meaning of Section 162(m) of the Code).
2.14 “Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.
2.15 “Employee” shall mean any person, including officers, employed by the Company or any Parent, Subsidiary or Affiliate of the Company.
2.16 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.17 “Fair Market Value” shall be determined by the Committee in its discretion; provided, however, that so long as (i) the Class A Common Stock or Class B Common Stock, as the case may be, is listed or admitted for trading on any United States national securities exchange, (ii) transactions in the Class A Common Stock or Class B Common Stock, as the case may be, are reported on a consolidated transaction reporting system, or (iii) the Class A Common Stock or Class B Common Stock, as the case may be, is quoted on any system of automated dissemination of quotations of securities prices in common use, the fair market value per share of the Class A Common Stock or Class B Common Stock shall be the closing price of the Class A Common Stock or Class B Common Stock, as the case may be, on such exchange or reporting system or as quoted on such system of automated dissemination of quotations of securities, as the case may be, on the relevant date.

2.18 “Incentive Stock Option” shall mean an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

2.19 “Nonqualified Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option, or an Option that at the time of grant, or subsequent thereto, fails to satisfy the requirements of Section 422 of the Code.

2.20 “Option” shall mean a stock option granted pursuant to this Plan.
2.21 “Optioned Stock” shall mean the Class A Common Stock subject to an Option.
2.22 “Optionee” shall mean the recipient of an Option.
2.23 “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
2.24 “Performance-Based Cash Award” means an award that is paid in the form of cash based on the attainment of Performance Goals as described in Section 9.
2.25 “Performance-Based Cash Award Formula” means the formula that determines the amount payable to a Participant under a Performance-Based Cash Award.
2.26 “Performance-Based Restricted Stock Award” shall mean a Restricted Stock Award to which Section 8.3 is applicable.

2.27 “Performance Goal” shall mean, with respect to any Performance-Based Restricted Stock Award, a goal the attainment of which is a condition to the vesting and/or retention of the Performance-Based Restricted Stock Award and, with respect to any Performance-Based Cash Award, a goal the attainment of which is a condition to payment and/or the determination of the amount payable.

2.28 “Performance Measurement Period” shall mean, with respect to any Performance Goal, the period of time over which attainment of the Performance Goal is measured.

2.29 “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

2.30 “Restricted Stock Award” shall mean an award of restricted Shares pursuant to Section 8.
2.31 “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule.

2.32 “Service” shall mean, unless the Committee provides otherwise in an Award Notice: (a) service in any capacity as a common-law employee, director, advisor or consultant to the Company or a Parent, Subsidiary or Affiliate of the Company; (b) service in any capacity as a common-law employee, director, advisor or consultant (including periods of contractual availability to perform services under a retainer arrangement) to an entity that was formerly a Parent, Subsidiary or Affiliate of the Company, to the extent that such service is an uninterrupted continuation of services being provided immediately prior to the date on which such entity ceased to be a Parent, Subsidiary or Affiliate of the Company; and (c) performance of the terms of any contractual non-compete agreement for the benefit of the Company or a Parent, Subsidiary or Affiliate of the Company. Notwithstanding the foregoing, an individual’s “Service” shall not be considered terminated if, within three (3) following the termination of his or service in any capacity described in the preceding sentence or performance of a contractual non-compete agreement described in the preceding sentence, such individual is hired or re-hired as an Employee of the Company or any Parent, Subsidiary or Affiliate of the Company or is appointed or re-appointed to serve as a director of the Company or any Parent, Subsidiary or Affiliate of the Company. If an individual’s “Service” is deemed to continue solely by reason of satisfaction of any of the events specified in the preceding sentence, any time-based vesting criteria with respect to a Restricted Stock Award previously granted to the individual shall be tolled for the period of time during which he or she did not satisfy the “Service” requirements set forth in the first sentence of this paragraph.

2.33 “Share” shall mean a share of Class A Common Stock, as adjusted in accordance with Section 10.
2.34 “Stock Option Agreement” shall mean the written Option agreements described in Section 15.
2.35 “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
2.36 “Transferee” shall have the meaning set forth in Section 7.4.

3. STOCK.  Subject to the provisions of Section 10, the maximum aggregate number of shares which may be issued for Restricted Stock Awards and upon the exercise of Options under this Plan is two million (2,000,000) shares of Class A Common Stock. The number of shares of Class A Common Stock authorized for grant under this Plan as Incentive Stock Options shall be subject to the same limitations as set forth in the preceding sentence. If an Option or Restricted Stock Award should expire or become un-exercisable for any reason without having been exercised or vested in full, the un-purchased Shares which were subject thereto shall, unless this Plan shall have been terminated, become available for further grant under this Plan.

4. ADMINISTRATION.

4.1 Procedure.  This Plan shall be administered by a Committee appointed by the Board of Directors, which initially shall be the Compensation Committee of the Board of Directors. The Committee shall consist of not less than two (2) members of the Board of Directors. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time, the Board of Directors, at its discretion, may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall the Committee consist of less than two (2) members of the Board of Directors. If the Committee does not exist, or for any other reason determined by the Board of Directors and permitted pursuant to the terms hereof, the Board of Directors may take any action and exercise any power, privilege or discretion under this Plan that would otherwise be the responsibility of the Committee.

4.2 Powers of the Committee.  Subject to the provisions of this Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, to grant Nonqualified Stock Options, to grant Restricted Stock Awards, and to grant Performance-Based Cash Awards; (ii) if applicable, to determine, upon review of relevant information, the Fair Market Value of the Class A Common Stock; (iii) to determine the persons to whom, and the time or times at which, Options, Restricted Stock Awards and Performance-Based Cash Awards shall be granted; (iv) to determine the terms and provisions of each Option, Restricted Stock Award and Performance-Based Cash Award granted (which need not be identical), including, without limitation, the number of Shares represented by each Restricted Stock Award and underlying each Option, the exercise price per Share of each Option, the consideration, if any, for each Restricted Stock Award and the vesting schedule of each Option and Restricted Stock Award; (v) to interpret this Plan; (vi) to amend this Plan, if amendment by the Committee is permitted pursuant to the terms hereof; (vii) to modify or amend each Option or Restricted Stock Award, including to accelerate or defer the exercise or vesting date of any Option or the vesting date of any Restricted Stock Award (in each case with the consent of the holder thereof to the extent required); (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option, Restricted Stock Award or Performance-Based Cash Award previously granted by the Committee; (ix) to re-price previously granted Options and/or substitute new Options or Restricted Stock Awards for previously granted Options or Restricted Stock

Awards, as the case may be, which previously granted Options or Restricted Stock Awards contain less favorable terms, including, in the case of Options, higher exercise prices; and (x) to make all other determinations deemed necessary or advisable for the administration of this Plan.

4.3 Effect of the Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees, Award Recipients or Transferees, if applicable.

5. ELIGIBILITY.  Incentive Stock Options may be granted only to employees, including officers, of the Company or any Parent or Subsidiary of the Company. Nonqualified Stock Options, Restricted Stock Awards and Performance-Based Cash Awards may be granted to Employees as well as directors of, and independent contractors and agents who are natural persons and perform services for, the Company or any Parent, Subsidiary or Affiliate of the Company (provided that Options and Restricted Stock Awards may not be granted under this Plan to an independent contractor or agent to the Company or a Parent, Subsidiary or Affiliate of the Company for services in connection with the offer or sale of securities in a capital-raising transaction or services that directly or indirectly promote or maintain a market for the Company’s securities). Any individual who has been granted an Option, Restricted Stock Award or Performance-Based Cash Award may, if he or she is otherwise eligible, be granted additional Options, Restricted Stock Awards and/or Performance-Based Cash Awards.

Except as otherwise provided under the Code, to the extent that the aggregate Fair Market Value of Shares for which Incentive Stock Options (under all stock option plans of the Company and of any Parent or Subsidiary of the Company) are exercisable for the first time by an Employee during any calendar year exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this limitation, (a) the Fair Market Value of Shares is determined as of the time the Option is granted and (b) the limitation is applied by taking into account Options in the order in which they were granted.

This Plan shall not constitute a contract of employment nor shall this Plan confer upon any Optionee or Award Recipient any right with respect to continuation of employment or continuation of providing services to the Company, nor shall it interfere in any way with his or her right or the Company’s or any Parent, Subsidiary or Affiliate of the Company’s right to terminate his or her employment or provision of services at any time.

6. TERM OF PLAN.  Subject to shareholder approval of the Plan in accordance with Section 16, the effective date of this Plan shall be June 3, 2021 and, unless sooner terminated under Section 2, continue in effect for a period of ten (10) years from the effective date.

7. STOCK OPTIONS.

7.1 Term of Option.  The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in such Optionee’s Stock Option Agreement.

7.2 Exercise Price and Consideration.
(a) Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as determined by the Committee, but shall be subject to the following:
(i) In the case of an Incentive Stock Option which is:

(A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share of the Class A Common Stock on the date of grant; or

(B) granted to an Employee not within (A), the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share of the Class A Common Stock on the date of grant.

(ii) In the case of a Nonqualified Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share of the Class A Common Stock on the date of grant.

(b) Certain Corporate Transactions.  In the event an Option is substituted for a stock option issued by another Person in connection with a corporate transaction, such as a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or partial or complete liquidation involving the Company and such other Person, the exercise price per Share of such substituted Option shall (subject to the provisions of Section 424(a) of the Code in the case of a stock option that was intended to qualify as an “incentive stock option”) be in such amount so as to preserve, on a per Share basis with respect to such substituted option, the same ratio of Fair Market Value per Share to exercise price per Share which existed immediately prior to such corporate transaction.

(c) Payment.  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note, or other shares of the Company’s capital stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the law of the Company’s jurisdiction of incorporation. The Committee may also establish coordinated procedures with one or more brokerage firms for the “cashless exercise” of Options, whereby Shares issued upon exercise of an Option are delivered against payment by the brokerage firm on the Optionee’s behalf. When payment of the exercise price for the Shares to be issued upon exercise of an Option consists of shares of the Company’s capital stock, such shares will not be accepted as payment unless the Optionee or Transferee, if applicable, has held such shares for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes.

7.3 Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Optionee, performance criteria with respect to the Company or any Parent or Subsidiary of the Company, or in the case of Nonqualified Stock Options, performance criteria with respect to any Affiliate of the Company, and as shall be permissible under the terms of this Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7.2(c).

(b) Termination of Status as an Employee.  If any individual ceases to be in Continuous Status as an Employee, such individual or his or her Transferee may, but only within three (3) months (or, provided that the applicable Option is not an Incentive Stock Option, such longer period of time as may be determined by the Committee) after the date the individual ceases to be in Continuous Status as an Employee, exercise an Option previously granted and then-outstanding to the extent that the individual or his or her Transferee was entitled to exercise the Option as of the date of such termination of Continuous Status as an Employee and the Option did not otherwise expire prior to the exercise date. To the extent that the individual or his or her Transferee was not entitled to exercise the Option at the date of termination of Continuous Status as an Employee, or if the individual or any Transferee does not exercise such Option within the time specified herein, the Option shall terminate and no longer be exercisable. Notwithstanding the foregoing provisions of this Section 7.3(b), (i) if any individual ceases to serve as an Employee as a result of a termination for cause (as determined by the Committee), any Option held by such individual or his or her Transferee shall terminate immediately and automatically on the date of termination as an Employee unless otherwise determined by the Committee, and (ii) if an individual ceases to be in Continuous Status as an Employee solely due to a reorganization, merger, consolidation, spin-off, combination, or other similar corporate transaction or event, the Committee may, in its discretion, suspend the operation of this Section 7.3(b); provided that, in the case of this clause (ii) or if an Employee of the Company or any Parent or Subsidiary of the Company is re-assigned to an Affiliate of the Company, the individual shall execute an agreement, in form and substance satisfactory to the Committee, waiving such individual’s right to have his or her Options treated as Incentive Stock Options from and after a date determined by the Committee, which shall be no later than three (3) months after the cessation or re-assignment date, as the case may be, and such individual’s Options shall thereafter be treated as Nonqualified Stock Options for all purposes.

(c) Disability of Optionee.  Notwithstanding the provisions of Section 7.3(b) above, in the event an Employee is unable to continue his employment as a result of his or her Disability, such individual or his or her Transferee may, but only within three (3) months or such other period of time as is determined by the

Committee not exceeding twelve (12) months (or, provided that the applicable Option is not an Incentive Stock Option, such longer period of time as may be determined by the Committee) from the date of cessation of employment for Disability, exercise an Option previously granted and then-outstanding to the extent the individual or his or her Transferee was entitled to exercise the Option at the date of such cessation of employment for Disability and the Option did not otherwise expire prior to the exercise date. To the extent that the individual or his or her Transferee was not entitled to exercise the Option at the date of cessation of employment for Disability, or if the individual or his or her Transferee does not exercise such Option within the time specified herein, the Option shall terminate and no longer be exercisable.

(d) Death of Optionee. In the event of the death of an Optionee:

(i) who is at the time of his or her death an Employee and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months (or, provided that the applicable Option is not an Incentive Stock Option, such longer period of time as may be determined by the Committee) following the date of death or the earlier expiration of the Option in accordance with its terms, in each case by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise in effect as of the date of death or that would have accrued had the Optionee continued living one (1) month after the date of death; or

(ii) within thirty (30) days or such other period of time as is determined by the Committee not exceeding three (3) months (or, provided that the applicable Option is not an Incentive Stock Option, such longer period of time as may be determined by the Committee) after the termination of the Optionee’s Continuous Status as an Employee (other than due to a termination for cause, in which case clause (i) of Section 7.3(b) shall govern), the Option may be exercised, at any time within three (3) months following the date of death or the earlier expiration of the Option in accordance with its terms, in each case by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that had accrued at the date of termination the Optionee’s Continuous Status as an Employee.

7.4 Transferability of Options.  During an Optionee’s lifetime, an Option may be exercisable only by the Optionee and an Option granted under this Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, the Committee may determine that an Option may be transferred by an Optionee to any of the following: (i) a family member of the Optionee; (ii) a trust established primarily for the benefit of the Optionee and/or a family member of said Optionee in which the Optionee and/or one or more of his family members collectively have a more than fifty percent (50%) beneficial interest; (iii) a foundation in which such persons collectively control the management of assets; (iv) any other legal entity in which such persons collectively own more than fifty percent (50%) of the voting interests; or (v) any charitable organization exempt from income tax under Section 501(c)(3) of the Code (collectively, a “Transferee”); provided, however, that in no event shall an Incentive Stock Option be transferable if such transferability would violate the applicable requirements under Section 422 of the Code. Any other attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of any Option under this Plan or of any right or privilege conferred thereby, contrary to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

8. RESTRICTED STOCK AWARDS.
8.1 In General.

(a) Each Restricted Stock Award shall be evidenced by an Award Notice issued by the Committee to the Award Recipient containing such terms and conditions not inconsistent with this Plan as the Committee may, in its discretion, prescribe, including, without limitation, any of the following terms or conditions:

(i) the number of Shares covered by the Restricted Stock Award;

(ii) the amount (if any) which the Award Recipient shall be required to pay to the Company in consideration for the issuance of such Shares (which shall in no event be less than the minimum amount required for such Shares to be validly issued, fully paid and non-assessable under applicable law);

(iii) whether the Restricted Stock Award is a Performance-Based Award and,

if it is, the applicable Performance Goal or Performance Goals;
(iv) the date of grant of the Restricted Stock Award; and
(v) the vesting date for the Restricted Stock Award.
(b) All Restricted Stock Awards shall be in the form of issued and outstanding Shares that, in the discretion of the Committee, shall be either:
(i) registered in the name of the Committee for the benefit of the Award Recipient and held by the Committee pending the vesting or forfeiture of the Restricted Stock Award;

(ii) registered in the name of the Award Recipient and held by the Committee, together with a stock power executed by the Award Recipient in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or

(iii) registered in the name of and delivered to the Award Recipient.

In any event, the certificates evidencing the Shares shall at all times prior to the applicable vesting date bear the following legend:

The shares evidenced hereby are subject to the terms of a Restricted Stock Award agreement between Bluegreen Vacations Holding Corporation and [Name of Award Recipient] dated [Date] made pursuant to the terms of the Bluegreen Vacations Holding Corporation 2021 Incentive Plan, copies of which are on file at the executive offices of Bluegreen Vacations Holding Corporation, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

and/or such other restrictive legend as the Committee, in its discretion, may specify.

(c) Except as otherwise provided by the Committee, a Restricted Stock Award shall not be transferable by the Award Recipient other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Restricted Stock Award shall be distributable, during the lifetime of the Award Recipient, only to the Award Recipient.

8.2 Vesting Date.

(a) The vesting date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Notice and, if no date is specified in the Award Notice, shall be the first anniversary of the date on which the Restricted Stock Award is granted. Unless otherwise determined by the Committee and specified in the Award Notice:

(i) if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award for any reason other than death or Disability, any unvested Shares shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture); and

(ii) if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award on account of death or Disability, any unvested Shares with a vesting date that is during the period of six (6) months beginning on the date of termination of Service shall become vested on the date of termination of Service and any remaining unvested Shares shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

8.3 Performance-Based Restricted Stock Awards.

(a) If the Committee determines that a Restricted Stock Award shall be a Performance-Based Restricted Stock Award, at the time of grant of the award, the Committee shall establish one or more Performance Goals, the attainment of which shall be a condition to the vesting and/or retention of the related Shares. The Performance Goals shall be selected from among the following:

(i) earnings per share;
(ii) total or net revenue;
(iii) revenue growth;
(iv) operating income;
(v) net operating income after tax;
(vi) pre-tax or after-tax income;
(vii) cash flow;
(viii) cash flow per share;
(ix) net income;
(x) EBIT;
(xi) EBITDA;
(xii) adjusted EBITDA;
(xiii) profit growth;
(xiv) return on equity;
(xv) return on assets;
(xvi) return on capital employed;
(xvii) economic value added (or an equivalent metric);
(xviii) core earnings;
(xix) book value;
(xx) share price performance or other measures of equity valuation;
(xxi) other earnings criteria or profit-related return ratios;
(xxii) total shareholder return;
(xxiii) market share;
(xxiv) expense levels;
(xxv) working capital levels;

(xxvi) strategic business objectives, consisting of one or more objectives based on meeting specified cost, profit, operating profit, sales, revenue, cash or cash generation targets or measures, or goals, including those relating to business expansion, business development, acquisitions or divestitures;

(xxvii) except in the case of a Covered Employee, any other performance criteria established by the Committee; or
(xxviii) any combination of (i) through (xxvii) above.

Performance Goals may be established on the basis of reported earnings or cash earnings, and consolidated results or the results of a business segment or individual business unit and may, in the discretion of the Committee, include or exclude certain items, including the operations or results of a business segment or individual business unit and/or the results of discontinued operations. Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal or external targets, the past performance of the Company (or individual business segments or units) and/or the past or current performance of other companies. Performance Goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

(b) At the time it grants a Performance-Based Restricted Stock Award, the Committee

shall establish a Performance Measurement Period for each Performance Goal. The Performance Measurement Period shall be the period over which the Performance Goal is measured and its attainment is determined. If the Committee establishes a Performance Goal but fails to specify a Performance Measurement Period, the Performance Measurement Period shall be:

(i) if the Performance-Based Restricted Stock Award is granted during the first three months of the Company’s fiscal year, the fiscal year of the Company in which the Performance-Based Restricted Stock Award is granted; and

(ii) in all other cases, the period of four (4) consecutive fiscal quarters of the Company that begins with the fiscal quarter in which the Performance-Based Restricted Stock Award is granted.

(c) Within a reasonable period of time as shall be determined by the Committee following the end of each Performance Measurement Period, the Committee shall determine, on the basis of such evidence as it deems appropriate, whether the Performance Goals for such Performance Measurement Period have been attained and, if they have been obtained, shall certify such fact in writing.

(d) If the Performance Goals for a Performance-Based Restricted Stock Award have been determined and certified by the Committee to have been attained:

(i) if the relevant vesting date has occurred, the Committee shall cause the ownership of the Shares subject to such Restricted Stock Award, together with all dividends and other distributions with respect thereto that have been accumulated, to be transferred on the stock transfer records of the Company, free of any restrictive legend other than as may be required by applicable law, to the Award Recipient; and

(ii) in all other cases, the Shares shall continue in their current status pending the occurrence of the relevant vesting date or forfeiture of the Shares.

If any one or more of the relevant Performance Goals have been determined by the Committee to not have been attained, all of the Shares subject to such Restricted Stock Award shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

(e) If the Performance Goals for any Performance Measurement Period shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of this Plan, the Committee may, for any purpose of this Plan, adjust such Performance Goals and make payments accordingly under this Plan; provided, however, that any adjustments made in accordance with or for the purposes of this Section 8.3(e) shall be disregarded for purposes of calculating the Performance Goals for a Performance-Based Restricted Stock Award to a Covered Employee if and to the extent that such adjustments would have the effect of increasing the amount of a Restricted Stock Award to such Covered Employee.

8.4 Dividend Rights.  Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, any dividends or distributions declared and paid with respect to Shares subject to the Restricted Stock Award, whether or not in cash, shall be held and accumulated for distribution at the same time and subject to the same terms and conditions as the underlying Shares.

8.5 Voting Rights.  Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, the Award Recipient shall have the right to direct the voting of the Shares subject to the Restricted Stock Award.

8.6 Tender and Other Offers.  Each Award Recipient shall have the right to respond, or to direct the response, with respect to the Shares related to his or her Restricted Stock Award, to any tender offer, exchange offer, rights offer or other offer made to the holders of Shares. To the extent applicable, such a direction for any such Shares shall be given by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the Shares shall not be tendered or the Award Recipient shall be deemed to not have participated in such exchange, rights or other offer, as the case may be.

8.7 Designation of Beneficiary. An Award Recipient may designate a Beneficiary to receive any unvested Shares that become available for distribution on the date of his or her death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Award Recipient dies prior to the Award Recipient, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Award Recipient’s death shall be paid to the executor or administrator of the Award Recipient’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to the spouse or the descendants or blood relatives of such deceased person as the Committee may select.

8.8 Taxes.  The Company or the Committee shall have the right to require any person entitled to receive Shares pursuant to a Restricted Stock Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, or the person receiving the Shares pursuant to the Restricted Stock Award may otherwise satisfy the tax withholding requirement by surrendering, a sufficient number of shares of the Company’s capital stock to cover the amount required to be withheld.

9. PERFORMANCE-BASED CASH AWARDS.
9.1 In General. Performance-Based Cash Awards may be granted under this Plan as determined by the Committee from time to time, subject to the following terms and conditions:

(a) Performance-Based Cash Awards Authorized.  The Committee shall establish the terms of each Performance-Based Cash Award, including the cash amount payable pursuant thereto, the Performance-Based Cash Award Formula, the Performance Goal(s) and Performance Period. Performance-Based Cash Awards may be issued alone or in combination with Performance-Based Restricted Stock Awards.

(b) Value of Performance-Based Cash Awards.  The final value payable to the Participant in settlement of a Performance-Based Cash Award determined on the basis of the applicable Performance-Based Cash Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

9.2 Establishment of Performance Period, Performance Goals and Performance-Based Cash Award Formula.  In granting each Performance-Based Cash Award, the Committee shall establish in writing the applicable Performance Period, Performance-Based Cash Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance-Based Cash Award Formula the maximum value of the Performance-Based Cash Award payable to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the Performance Goal(s) and Performance-Based Cash Award Formula applicable to each Performance-Based Cash Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance-Based Cash Award Formula shall not be changed during the Performance Period. The Performance Goals shall consist of one or more of the Performance Goals listed in Section 8.3(a). For all purposes of this Plan, including this Section 9 and Section 8 above, (a) Performance Goals shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the industries in which the Company and its Subsidiaries operate, (b) Performance Goals may be calculated with respect to the Company, its Parent, if any, and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee, and (c) Performance Goals may exclude the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals; provided, however, no such adjustment shall made be if the exercise of such authority by the Committee would constitute the exercise of “impermissible discretion,” within the meaning of Treas. Reg. Section 1.162-27(e)(2)(iii), or would otherwise cause Performance-Based Restricted Stock Awards or Performance-Based Cash Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code and regulations thereunder to fail to so qualify as “performance-based compensation” under Section 162(m) of the Code and regulations thereunder.  The Company shall notify each Participant granted a Performance-Based Cash Award of the terms of such Performance-Based Cash Award, including the Performance Period, Performance Goal(s) and Performance-Based Cash Award Formula.

9.3 Settlement of Performance-Based Cash Awards.
(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance-Based Cash Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Performance-Based Cash Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance-Based Cash Award Formula.

(b) Discretionary Adjustment.  In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance-Based Cash Award Formula applicable to a Performance-Based Cash Award granted to any Participant who is not a Covered Employee within the meaning of Section 162(m) to reflect such Participant’s individual performance or such other factors as the Committee may determine. The Committee may, in its discretion, decrease, but not increase, the value of a Performance-Based Cash Award that would otherwise be paid to a Covered Employee (including notwithstanding the attainment of any Performance Goal); provided, however, that no such reduction may result in an increase in the amount payable upon settlement of another Covered Employee’s Performance-Based Cash Award.

(c) Effect of Leaves of Absence.  Unless otherwise required by law, payment of the final value, if any, of a Performance-Based Cash Award held by a Participant who has taken in excess of thirty (30) days in leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

(d) Notice to Participants.  As soon as practicable following the Committee’s determination and certification in accordance with this Section 9.3, the Company shall notify each Participant of the determination of the Committee.

(e) Payment in Settlement of Performance-Based Cash Awards.  As soon as practicable following the Committee’s determination and certification in accordance with this Section 9.3, payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance-Based Cash Award. Payment of such amount shall be made in cash, Shares, or a combination thereof as determined by the Committee. Unless otherwise determined by the Committee, payment shall be made in a lump sum. In no event shall payment of a Performance-Based Cash Award be made later than the 15th day of the third month following the taxable year of the Participant in which the Participant has a legally binding right to the Performance-Based Cash Award.

(f) Provisions Applicable to Payment in Shares.  If payment is to be made in Shares, the number of such Shares shall be determined by dividing the final value of the Performance-Based Cash Award by the Fair Market Value of the Share of Class A Common Stock. Shares issued in payment of any Performance Award may be fully vested and freely transferable Shares or may be Shares subject to vesting conditions as provided in Section 8.2.  Any shares subject to vesting conditions shall be evidenced by an appropriate Award Agreement.

(g) Transfers Prohibited.  Prior to settlement in accordance with the provisions of the Plan, no Performance-Based Cash Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance-Based Cash Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.   Subject to any required action by the shareholders of the Company, in the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Class A Common Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Class A Common Stock such that an adjustment is appropriate in the Committee’s discretion in order to prevent dilution or enlargement of the rights of Optionees and Award Recipients under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Class A Common Stock or other securities deemed to be available thereafter for grants of Options and Restricted Stock Awards under this Plan, (ii) the number and kind of shares of Class A Common Stock or other securities that may be delivered or deliverable in respect of outstanding Options or Restricted Stock Awards, and (iii) the exercise price of Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options, Restricted Stock Awards and Performance-Based Cash Awards (including, without limitation, cancellation of Options or Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options or Restricted Stock Awards using stock of a successor or other Person) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Parent, Subsidiary or Affiliate of the Company, or the financial statements of the Company or any Parent, Subsidiary or Affiliate of the Company, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that any such adjustment to an Option, Performance-Based Restricted Stock Award or Performance-Based Cash Award granted to a Covered Employee with respect to the Company or its Parent, Subsidiaries or Affiliates shall conform to the requirements of Section 162(m) of the Code and the regulations thereunder then in effect. In addition, each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code (or any successor provision), and in no event shall any adjustment be made which would cause any Incentive Stock Option granted hereunder to fail to constitute an “incentive stock option” as defined in Section 422 of the Code. The Committee’s determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the Shares subject to an Option or Restricted Stock Award.

In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another Person, the Committee or the Board of Directors may determine, in its discretion, that (i) if any such transaction is effected in a manner that causes holders of Class A Common Stock to be entitled to receive stock or other securities in exchange for such shares, then, as a condition of such transaction, lawful and adequate provision shall be made whereby the provisions of this Plan and the Options granted hereunder shall thereafter be applicable, as nearly equivalent as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise of any Option or (ii) the Option will terminate immediately prior to the consummation of such proposed transaction. The Committee or the Board of Directors may, in the exercise of its discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee or the Board of Directors and give each Optionee or Transferee, if applicable, the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Options be cancelled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per optioned Share equal to the excess (if any) of the value exchanged for an outstanding Share in such merger, consolidation or other business reorganization over the exercise price of the Option being cancelled.

Unless otherwise determined by the Committee or the Board of Directors, in the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any Restricted Stock Award with respect to which Shares had been awarded to an Award Recipient shall be adjusted by allocating to the Award Recipient the amount of money, stock, securities or other property to be received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the Restricted Stock Award that applied to the Shares for which it has been exchanged.

Without limiting the generality of the foregoing, the existence of outstanding Options or Restricted Stock Awards granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred stock that would rank senior to the Shares subject to outstanding Options or Restricted Stock Awards; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

11. COMPLIANCE WITH CODE SECTION 162(m).  It is the intent of the Company that Options granted to Covered Employees and Performance-Based Restricted Stock Awards and Performance-Based Cash Awards to Covered Employees shall constitute qualified “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder, unless otherwise determined by the Committee at the time of grant of the Option, Restricted Stock Award or Performance-Based Cash Award. Accordingly, the applicable terms hereof, including the definition of “Covered Employee” and the provisions of Section 8.3 and Section 9, shall be interpreted in a manner consistent with Section 162(m) of the Code and the regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given person will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of this Plan or any Option Agreement, Award Notice relating to a Performance-Based Restricted Stock Award or notice relating to a Performance-Based Cash Award that is designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

12. AMENDMENT AND TERMINATION OF THIS PLAN.  The Board of Directors or the Committee may at any time and from time to time terminate, modify, suspend or amend this Plan, in whole or in part, provided, however, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule. No termination, modification, suspension or amendment of this Plan shall, without the consent of an Optionee or Award Recipient, adversely affect his or her rights under any Option, Restricted Stock Award or Performance-Based Cash Award previously granted to the Optionee or Award Recipient, as the case may be. Notwithstanding any provision herein to the contrary, the Board of Directors or the Committee shall have broad authority to amend this Plan to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

13. CONDITIONS UPON ISSUANCE OF SHARES.  Shares shall not be issued pursuant to the exercise of an Option or delivered with respect to any other award granted hereunder unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto or the grant of the award and the delivery of Shares with respect thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the grant of any other award or delivery of Shares with respect to an Option or any other award, the Company may require the Person exercising such Option or acquiring such Shares or award to represent and warrant at the time of any such exercise, grant or acquisition that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by applicable law. The Company shall not be required to deliver any Shares under this Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

14. RESERVATION OF SHARES.  The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of Class A Common Stock as shall be sufficient to satisfy the requirements of this Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

15. STOCK OPTION AGREEMENT; AWARD NOTICE.  Options shall be evidenced by written Stock Option Agreements and Restricted Stock Awards shall be evidenced by written Award Notices, each in such form as the Committee shall approve. The Company shall also provide notice, in such form as the Committee may approve, to each Participant granted a Performance-Based Cash Award of the terms of such Performance-Based Cash Award, including the Performance Period, Performance Goal(s) and Performance-Based Cash Award Formula.

The date of grant of an Option, Restricted Stock Award or Performance-Based Cash Award shall, for all purposes, be the date on which the Committee makes the determination to grant such Option, Restricted Stock Award or Performance-Based Cash Award, as the case may be, or, in each case, such later date as the Committee may specify. Notice of the determination shall be given to each Optionee or Award Recipient within a reasonable time after the date of grant.

16. SHAREHOLDER APPROVAL.  This Plan shall be subject to the approval by the shareholders of the Company holding shares of Common Stock representing a majority of the votes entitled to be cast on this Plan.

17. OTHER PROVISIONS.  The Stock Option Agreements, Award Notices and notices relating to Performance-Based Restricted Stock Awards authorized under this Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of an Option or vesting of a Restricted Stock Award, as the Board of Directors or the Committee shall deem advisable; provided such provisions may not be inconsistent with the terms hereof. Any Stock Option Agreement with respect to an Incentive Stock Option shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary in order to cause such Option to constitute an “incentive stock option” as defined in Section 422 of the Code.

18. INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification they may have as directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereon, to which they or any of them may be a party by reason of any action taken or any failure to act under or in connection with this Plan or any Option or other award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at the Company’s own expense, to handle and defend the same.

19. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.
20. WITHHOLDINGS; TAX MATTERS.

20.1 The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under this Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in the Stock Option Agreement, an Optionee shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by reducing the number of Shares subject to the Option (without issuance of such Shares to the Optionee) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a Share on the Option exercise date over the Option exercise price per Share.

20.2 If and to the extent permitted by the Committee and specified in an Award Notice for a Restricted Stock Award other than a Performance-Based Restricted Stock Award, an Award Recipient may be permitted or required to make an election under Section 83(b) of the Code to include the compensation related thereto in income for federal income tax purposes at the time of issuance of the Shares to such Award Recipient instead of at a subsequent vesting date. In such event, the Shares issued prior to their vesting date shall be issued in certificated form only, and the certificates therefor shall bear the following legend:

The shares evidenced hereby are subject to the terms of a Restricted Stock Award agreement between Bluegreen Vacations Holding Corporation and [Name of Recipient] dated [Date] made pursuant to the terms of the Bluegreen Vacations Holding Corporation 2021 Incentive Plan, copies of which are on file at the executive offices of Bluegreen Vacations Holding Corporation, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify.

In the event of the Award Recipient’s termination of Service prior to the relevant vesting date or forfeiture of the Shares for any other reason, the Award Recipient shall be required to return all forfeited Shares to the Company without consideration therefor (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).

21. OTHER COMPENSATION PLANS.  The adoption of this Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Parent, Subsidiary or Affiliate of the Company, nor shall this Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Parent, Subsidiary or Affiliate of the Company, or for any other individual who performs services for the Company or any Parent, Subsidiary or Affiliate of the Company.

22. SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.
23. HEADINGS, ETC. NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference only; they constitute no part of this Plan.

24. SEVERABILITY.  If any provision of this Plan is held to be invalid or unenforceable by a court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Plan, and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.